TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is made as of June 11, 2007 by and between Radial Energy Inc., a Nevada corporation (the “Company”), and Coventry Capital LLC (“Coventry”). The Company and Coventry are referred to collectively herein as the “Parties.”

RECITALS:

A. Effective on May 24, 2007, the Company and Coventry entered into that certain Purchase Agreement (the “Purchase Agreement”).

B. Section 10 of the Purchase Agreement provides that the Parties may amend, waive, discharge, and/or terminate the Purchase Agreement by written instrument signed by the Party against whom enforcement of the amendment, waiver, discharge and/or termination is sought.

C. The Parties desire to mutually terminate the Purchase Agreement such that it is null and void effective as of the date above.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto mutually agree as follows:

1.  Termination. Effective immediately, by mutual consent of the Parties, the Purchase Agreement is hereby terminated and is null and void and of no force or effect.

2.  Mutual Release. Each Party hereby releases and discharges the other from any and all liabilities and further obligations arising under the Purchase Agreement.

3.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding its conflicts of law principles.

4.  Counterparts. This Agreement may be executed in one or more counterparts, which, when taken together, shall constitute one and the same original. In addition, facsimiles of signed documents shall be binding, the same as the original of such signed document.

5.  Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6.  Parties in Interest. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the signatories hereto.

7.  Complete Agreement. This Agreement constitutes the complete and exclusive statement of agreement between the Parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and between the Parties. No representation, statement, condition or warranty not contained in this Agreement will be binding on the Parties hereto or have any force or effect whatsoever.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first written above and each of the individuals signing below warrants that he or she has the authority to sign for and on behalf of the respective parties.

RADIAL ENERGY INC.:

By:  /s/ G. Leigh Lyons
Name: G. Leigh Lyons
Title: President, Chief Executive Officer, and Chief Financial Officer

COVENTRY CAPITAL LLC:

By: /s/ Carol Tennant
Name: Carol Tennant
Title: Authorized Signatory